Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HORIZON LINES, INC.

(Pursuant to Section 242 and 245

of the General Corporation Law of the State of Delaware)

Horizon Lines, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the present name of the Corporation is “Horizon Lines, Inc.” The name under which the Corporation was originally incorporated was H-Lines Holding Corp. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was May 12, 2004.

SECOND: This Amended and Restated Certificate of Incorporation (this “Certificate”), to be effective as set forth in paragraph FOURTH below, amends and restates in its entirety the present Certificate of Incorporation of the Corporation, as heretofore amended, to read as set forth on Exhibit A attached hereto.

THIRD: This Certificate has been duly adopted and approved by the Board of Directors of the Corporation by unanimous written consent in lieu of a meeting thereof in accordance with the provisions of Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware and by the stockholders of the Corporation by written consent in lieu of a meeting thereof in accordance with the provisions of Sections 228(a), 242 and 245 of such statute.

FOURTH: This Certificate shall become effective at 11:00 a.m., New York City time, on September     , 2005.

* * *

1

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by a duly authorized officer as of the              day of September, 2005, and hereby affirms that the facts stated herein are true.

HORIZON LINES, INC.

By:
Charles G. Raymond
President and Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HORIZON LINES, INC.

ARTICLE I

NAME

The name of the corporation is Horizon Lines, Inc. (the “Corporation”).

ARTICLE II

ADDRESS

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The Corporation Trust Company is the Corporation’s registered agent at that address.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or supplemented from time to time (the “DGCL”).

ARTICLE IV

CAPITALIZATION

1. Authorized Capital Stock. The amount of the total authorized capital stock of the Corporation shall be 80,500,000 shares, comprised of: (i) 43,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which (A) 18,000,000 shares are designated as Series A Redeemable Preferred Stock (the “Series A Preferred Stock”) and (B)

1

25,000,000 shares shall be available for designation in one or more series pursuant to Section 2(a) of this Article IV; and (ii) 50,000,000 shares of Common Stock, par value $.01 per share.

2. Preferred Stock.

(a) Designation. The Preferred Stock may be issued from time to time in one or more series and in such amounts as provided herein or as may be determined by the Board of Directors of the Corporation (the “Board of Directors”). Subject to the provisions of Article V hereof, the voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock of each series shall be as such are fixed herein or by the Board of Directors, authority to do so being hereby expressly granted, and, if fixed by the Board of Directors, as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (each, a “Directors’ Resolution”). The Directors’ Resolution as to any series shall (i) designate the series and the number of shares comprising the series, (ii) fix the dividend rate, if any, of such series, the payment dates for dividends on shares of such series and the date or dates, or the method of determining the date or dates, if any, from which dividends on shares of such series shall be or shall not be cumulative, (iii) fix the amount or amounts payable on shares of such series upon voluntary or involuntary liquidation, dissolution, or winding up, and (iv) state the price or prices or rate or rates, and adjustments thereof, if any, at which, and the time or times and the terms and conditions on which, shares of such series may be redeemed at the option of the Corporation. Such Directors’ Resolution may also (i) provide for a sinking fund for the purpose of redemption of shares of such series and determine the terms and conditions governing the operations of any such fund, (ii) establish voting rights, if any, of shares of such series, (iii) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional preferred stock or other stock ranking on a parity therewith, or senior thereto, with respect to dividends or distributions of assets upon liquidation, dissolution or winding up, (iv) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisitions of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distributions of assets upon liquidation, dissolution or winding up, (v) state the price or prices or the rate or rates of exchange and other terms, conditions and adjustments upon which shares of any such series may be made convertible into, or exchangeable for shares of any other class or classes or of any other series of Preferred Stock or any other class or classes of stock, and (vi) grant such other special rights and impose such qualifications, limitations or restrictions thereon as shall be fixed by the Board of Directors.

(b) Voting. Except as expressly provided by applicable law or herein, or except as may be expressly provided in any Directors’ Resolution, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

(c) Reacquired Shares. Any shares of Preferred Stock (other than shares of Series A Preferred Stock) purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by Directors’ Resolution, subject to any conditions and restrictions on issuance set forth herein. Shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof and shall upon their retirement become authorized but unissued shares of Series A Preferred Stock.

(d) Series A Preferred Stock.

(i) Dividends. No dividends shall accrue on the Series A Preferred Stock. Dividends on the Series A Preferred Stock shall be payable only when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor.

(ii) Voting Rights. The holders of the Series A Preferred Stock shall not be entitled to any notice of stockholders’ meetings or to vote upon the election of directors or upon any other question, except where such notice or right to vote is expressly required by applicable law.

(iii) Certain Restrictions. So long as any share of Series A Preferred Stock shall be issued and outstanding, except for dividends or distributions of shares of Common Stock on shares of Common Stock, the Corporation shall not declare, pay or set aside for payment, any dividends on, or make any other distributions with respect to, any shares of Common Stock or other shares of stock of the Corporation ranking junior to the Series A Preferred Stock with respect to the payment of dividends or the making of any other distributions.

(iv) Redemption. The Corporation, at the option of the Board of Directors, may redeem the whole or, from time to time, any part of the outstanding shares of the Series A Preferred Stock by paying in cash for any such share the sum of the Original Series A Issue Price (as defined herein), plus an amount equal to any declared but unpaid dividends on such share, such sum being hereinafter referred to as the “Series A Redemption Price.” At least five days’ prior written notice shall be given to holders of record of outstanding shares of Series A Preferred Stock to be redeemed. On the date fixed for redemption and stated in such notice, each holder of Series A Preferred Stock called for redemption shall surrender his certificate for such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Series A Redemption Price. If less than all of the Series A Preferred Stock represented by any such surrendered certificate is so redeemed, a new certificate shall be issued representing the unredeemed Series A Preferred Stock. At any time after giving notice of redemption of all or any part of the Series A Preferred Stock, the Corporation may deposit with a bank or trust company, as a trust fund for the benefit of the holders of the Series A Preferred Stock called for redemption, an amount in cash sufficient to pay the redemption of such Series A Preferred Stock. After the making of such deposit, such Series A Preferred Stock shall not be deemed to be outstanding for any purpose and the rights of the holders thereof shall be limited to the right to receive payment of the redemption price from such fund upon surrender of the certificates. Subject to the provisions thereof, the Board of Directors shall have the authority to prescribe the manner in which all or part of the outstanding shares of Series A Preferred Stock shall be redeemed; provided that any such redemption will be pro rata among all holders of outstanding shares of Series A Preferred Stock in accordance with the number of shares of Series A Preferred Stock held by each such holder.

(v) Liquidation, Dissolution or Winding Up.

(A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets and funds of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of the then-outstanding shares of any other class or series of stock of the Corporation ranking senior to the Series A Preferred Stock upon such liquidation, dissolution or winding-up (such stock, “Senior Stock”), but before any payment shall be made to the holders of shares of Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock upon such liquidation, dissolution or winding up (such stock, “Junior Stock”), for each of their outstanding shares of Series A Preferred Stock, an amount in cash equal to the sum of the Original Series A Issue Price, plus an amount equal to any declared but unpaid dividends on such share. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets and funds of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock and the holders of shares of capital stock of the Corporation ranking on a parity with the Series A Preferred Stock upon such liquidation, dissolution or winding up (such stock, “Parity Stock”) the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and shares of Parity Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation available for distribution to its stockholders in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

(B) Neither the consolidation or merger of the Corporation with or into any other Person (as defined herein) nor the sale or other distribution to another Person of all or substantially all the assets of the Corporation, in each case when permitted by this Certificate of Incorporation (together with any certificates of designation, correction or amendment filed with the Secretary of State of the State of Delaware pursuant to the terms hereof, this “Certificate”), shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of Section 2(d)(v)(A) of this Article IV.

(vi) Certain Definitions. For purposes of this Certificate, (x) the term “Person” shall mean any individual, corporation, trust, partnership, limited liability company, joint venture, association, joint stock company, unincorporated organization, government or any agency or political subdivision thereof, or any other entity; and (y) the term “Original Series A Issue Price” shall mean $10.00, subject to proportionate reduction in the event of any subdivision (by stock split, reclassification, stock dividend or otherwise), and proportionate increase in the event of any combination into a smaller number of shares (by reverse stock split, reclassification or otherwise), of the Series A Preferred Stock after the effective date of this Certificate.

3. Common Stock.

(a) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to any prior or superior right of the holders of any shares of any one or more class or series of stock of the Corporation then outstanding to participate in the distribution of assets or funds of the Corporation upon such liquidation, dissolution or winding up, the holders of the shares of Common Stock shall be entitled to receive all of the assets and funds the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares held by such holders.

(b) Voting Rights. Subject to the provisions of Article V hereof, each holder of record of Common Stock shall have one vote for each share of Common Stock that is outstanding in his, her or its name on the books of the Corporation on all matters on which such share is entitled to vote. Except as otherwise required by applicable law, holders of record of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate or the DGCL.

ARTICLE V

RESTRICTIONS ON TRANSFER

1. Certain Definitions. For purposes of this Article V, the following terms shall have the meanings specified below:

(a) A Person shall be deemed to be the “beneficial owner” of, or to “beneficially own”, or to have “beneficial ownership” of, shares or interests in an entity to the extent such Person would be deemed to be the “beneficial owner” thereof pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such rule may be amended or supplemented from time to time, and any successor rule to such rule, and such terms shall apply to and include the holder of record of any such shares or interests.

(b) “Charitable Beneficiary” shall mean, with respect to a Trust, one or more nonprofit organizations designated by the Corporation from time to time by written notice to the Trustee of such Trust to be the beneficiaries of the interest in such Trust, provided that each such organization (i) must be a U.S. Citizen, (ii) must be described in Section 501(c)(3) of the Code, and (iii) contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and the regulations promulgated thereunder, in each case as amended or supplemented from time to time.

(d) “Deemed Original Issuance Price” shall have the meaning ascribed to such term in Section 7(c) of this Article V.

(e) “Disqualified Person” shall have the meaning ascribed to such term in Section 6(a) of this Article V.

(f) “Disqualified Recipient” shall have the meaning ascribed to such term in Section 6(a) of this Article V.

(g) “Excess Shares” shall have the meaning ascribed to such term in Section 5 of this Article V.

(h) “Excess Share Date” shall have the meaning ascribed to such term in Section 5 of this Article V.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended or supplemented from time to time.

(j) “Fair Market Value” of one share of a particular class or series of the capital stock of the Corporation as of any date shall mean the average of the daily Market Price (as defined herein) of one share of such capital stock for the 20 consecutive Trading Days (as defined herein) immediately preceding such date, or, if such capital stock is not listed or admitted for unlisted trading privileges on any National Securities Exchange, the fair value of a share of such class or series of capital stock on such date as determined in good faith by the Board of Directors.

(k) “Maritime Laws” shall mean collectively the Merchant Marine Act, 1920, as amended, the Shipping Act, 1916, as amended, any successor statutes thereto, and the regulations promulgated thereunder, in each case as amended or supplemented from time to time.

(l) The “Market Price” of a share of a class or series of capital stock of the Corporation for a particular day shall mean: (A) the last reported sales price, regular way, on such day, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, on such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for unlisted trading privileges on the principal National Securities Exchange on which such class or series of capital stock is then listed or admitted for unlisted trading privileges; or (B) if such class or series of capital stock is not then listed or admitted for unlisted trading privileges on any National Securities Exchange, the last quoted price on such day, or, if not so quoted, the average of the closing bid and asked prices on such day in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use; or (C) if on any such day such class or series of capital stock is not quoted by any such organization, the average of the bid and asked prices on such day as furnished by a professional market maker making a market in such capital stock selected by the Corporation; or (D) if on any such day no market maker is making a market in such capital stock, the fair value of a share of such class or series of capital stock on such day as determined in good faith by the Board of Directors (or a duly authorized committee thereof).

(m) “National Securities Exchange” shall mean an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act, as such section may be amended or supplemented from time to time, and any successor to such statute, or The Nasdaq Stock Market or any successor thereto.

(n) “Non-U.S. Citizen” shall mean any Person other than a U.S. Citizen.

(o) “Permitted Percentage” shall mean, with respect to any class or series of capital stock of the Corporation, the lesser of (i) 19.9% of the shares of such class or series of capital stock of the Corporation from time to time issued and outstanding, and (ii) 80% of the maximum percentage of the issued and outstanding shares of such class or series of capital stock of the Corporation permitted to be beneficially owned, individually or in the aggregate, by Non-U.S. Citizens under the Maritime Laws so that the Corporation does not cease to be qualified under the Maritime Laws to own and operate vessels in the coastwise trade of the United States.

(p) “Proposed Transfer” shall have the meaning ascribed to such term in Section 6(a) of this Article V.

(q) “Proposed Transfer Price” shall have the meaning ascribed to such term in Section 7(c) of this Article V.

(r) “Proposed Transferee” shall have the meaning ascribed to such term in Section 6(a) of this Article V.

(s) “Redemption Date” shall have the meaning ascribed to such term in Section 8(c)(iii) of this Article V.

(t) “Redemption Notes” shall mean interest-bearing promissory notes of the Corporation with a maturity of not more than 10 years from the date of issue and bearing interest at a fixed rate equal to the yield on the U.S. Treasury Note having a maturity comparable to the term of such promissory notes as published in The Wall Street Journal or comparable publication at the time of the issuance of the promissory notes.

(u) “Redemption Notice” shall have the meaning ascribed to such term in Section 8(c)(iii) of this Article V.

(v) “Redemption Price” shall have the meaning ascribed to such term in Section 8(c)(i) of this Article V.

(w) “Restricted Person” shall have the meaning ascribed to such term in Section 6(a) of this Article V.

(x) “Status Change” shall have the meaning ascribed to such term in Section 6(a) of this Article V.

(y) “Status Change Price” shall have the meaning ascribed to such term in Section 7(c) of this Article V.

(z) “Trading Day” shall mean a day on which the principal National Securities Exchange on which shares of any class or series of the capital stock of the Corporation are listed is open for the transaction of business or, if such capital stock is not listed or admitted for unlisted trading privileges on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

(aa) “Trust” shall have the meaning ascribed to such term in Section 6(a) of this Article V.

(bb) “Trustee” shall have the meaning ascribed to such term in Section 6(a) of this Article V.

(cc) “U.S. Citizen” shall mean a citizen of the United States within the meaning of the Maritime Laws (as defined herein) for purposes of U.S. coastwise trade.

2. Maritime Laws. It is the policy of the Corporation that Non-U.S. Citizens should beneficially own, individually or in the aggregate, no more than the Permitted Percentage of each class or series of the capital stock of the Corporation. To help ensure that at no time Non-U.S. Citizens, individually or in the aggregate, become the beneficial owners of more than the Permitted Percentage of the issued and outstanding shares of any class or series of capital stock of the Corporation, and to enable the Corporation to submit any proof that it is a U.S. Citizen as required by any applicable law or by any contract with the United States government (or any agency thereof), the Corporation shall have the power to take the actions prescribed in Sections 3 through 10 of this Article V. The provisions of this Article V are intended to assure that the Corporation continues to qualify as a U.S. Citizen under the Maritime Laws so that the Corporation does not cease to be qualified under the Maritime Laws to own and operate vessels in the coastwise trade of the United States. The Board of Directors (or any duly authorized committee thereof) is specifically authorized to make all determinations in accordance with applicable law and this Certificate to implement the provisions of this Article V.

3. Stock Certificates.

(a) To implement the policy set forth in Section 2 of this Article V, the Corporation may institute a dual stock certificate system such that: (i) each certificate representing shares of each class or series of capital stock of the Corporation that are beneficially owned by a U.S. Citizen shall be marked “U.S. Citizen” and each certificate representing shares of each class or series of capital stock of the Corporation that are beneficially owned by a Non-U.S. Citizen shall be marked “Non-U.S. Citizen”, but with all such certificates to be identical in all other respects and to comply with all provisions of the laws of the State of Delaware; (ii) an application to transfer shares shall be set forth on the back of each certificate, in which a Person seeking to take title to the shares represented by such certificate shall apply to the Corporation to transfer the number of shares indicated therein and shall certify as to its citizenship and the citizenship of any beneficial owner for whom or for whose account such Person will hold such shares; and (iii) the stock transfer records of the Corporation may be maintained in such manner as to enable the percentages of the shares of each class or series of the Corporation’s capital stock that are beneficially owned by U.S. Citizens and by Non-U.S. Citizens to be confirmed. The Board of Directors (or any duly authorized committee thereof) is authorized to take such other ministerial actions or make such interpretations of this Certificate as it may deem necessary or advisable in order to implement a dual stock certificate system consistent with the policy set forth in Section 2 of this Article V and to ensure compliance with such system and such policy.

(b) A statement shall be set forth on the face or back of each certificate representing shares of each class or series of capital stock of the Corporation to the effect that: (i) such shares and the beneficial ownership thereof are subject to restrictions on transfer set forth in the Certificate; and (ii) the Corporation will furnish without charge to each stockholder of the Corporation who so requests a copy of the Certificate.

4. Transfers.

(a) Any purported transfer of beneficial ownership of any shares of any class or series of capital stock of the Corporation (excluding, for the avoidance of doubt, the original issuance of such shares by the Corporation), the effect of which would be to cause one or more Non-U.S. Citizens in the aggregate to beneficially own shares of any class or series of capital stock of the Corporation in excess of the Permitted Percentage for such class or series, shall be void and ineffective, and, to the extent that the Corporation knows of such purported transfer, neither the Corporation nor its transfer agent (if any) shall register such purported transfer on the stock transfer records of the Corporation and neither the Corporation nor its transfer agent (if any) shall recognize the purported transferee thereof as a stockholder of the Corporation for any purpose whatsoever except to the extent necessary to effect any remedy available to the Corporation under this Article V. In no event shall any such registration or recognition make such purported transfer effective unless the Board of Directors shall have expressly and specifically authorized the same.

(b) A citizenship certification, and such other documentation under Section 10 of this Article V, may be required by the Corporation or its transfer agent (if any) from all transferees (and from any recipient upon original issuance) of shares of capital stock of the Corporation and, if such transferee (or recipient) is acting as a fiduciary or nominee for a beneficial owner, with respect to such beneficial owner, and registration of transfer (or the closing of such original issue) shall be denied upon refusal to furnish such certificate.

5. Excess Shares. If on any date (including, without limitation, any record date) (each, an “Excess Share Date”) the number of shares of a class or series of capital stock of the Corporation beneficially owned by Non-U.S. Citizens should exceed the Permitted Percentage with respect to such class or series of capital stock, irrespective of the date on which such event becomes known to the Corporation (such shares in excess of the Permitted Percentage, the “Excess Shares”), then the shares of such class or series of capital stock of the Corporation that constitute “Excess Shares” for purposes of this Article V shall be those shares that have been acquired by or become beneficially owned by Non-U.S. Citizens, starting with the most recent acquisition of beneficial ownership of such shares by a Non-U.S. Citizen and including, in reverse chronological order of acquisition, all other acquisitions of beneficial ownership of such shares by Non-U.S. Citizens from and after the acquisition of beneficial ownership of such shares by a Non-U.S. Citizen that first caused such Permitted Percentage to be exceeded; provided, that, (i) the Corporation shall have the sole power to determine, in the exercise of its reasonable judgment, those shares of such class or series that constitute Excess Shares in accordance with the provisions of this Article V; (ii) the Corporation may, in its reasonable discretion, rely on any reasonable documentation provided by Non-U.S. Citizens with respect to the date of their acquisition of beneficial ownership of Excess Shares; (iii) if the acquisition of beneficial ownership of more than one Excess Share occurs on the same date, then the order in which such acquisitions shall be deemed to have occurred on such date shall be determined by lot or by such other method as the Corporation may, in its reasonable discretion, deem appropriate; (iv) Excess Shares that result from a determination that a beneficial owner has ceased to be a U.S. Citizen will be deemed to have been acquired, for purposes of this Article V, as of the date that such beneficial owner ceased to be a U.S. Citizen; and (v) the Corporation may adjust upward to the nearest whole share the number of shares of such class or series deemed to be Excess Shares. Any determination made by the Corporation pursuant to this Section 5 as to which shares of any class or series of the Corporation’s capital stock constitute Excess Shares of such class or series shall be conclusive and shall be deemed effective as of the applicable Excess Share Date for such class or series.

6. Additional Remedies for Exceeding Permitted Percentage.

(a) In the event that (i) Section 4(a) of this Article V would not be effective for any reason to prevent the transfer (a “Proposed Transfer”) of beneficial ownership of any Excess Share of any class or series of the capital stock of the Corporation to a Non-U.S. Citizen (a “Proposed Transferee”), (ii) a change in the status (a “Status Change”) of a U.S. Citizen to a Non-U.S. Citizen (a “Disqualified Person”) causes a share of any class or series of capital stock of the Corporation of which such U.S. Citizen is the beneficial owner immediately prior to such change to constitute an Excess Share, or (iii) the original issuance by the Corporation of a share of any class or series of capital stock of the Corporation to a Non-U.S. Citizen (a “Disqualified Recipient”) results in such share constituting an Excess Share, then, effective as of immediately before the consummation of such Proposed Transfer (in the case of such Proposed Transferee) or such Status Change (in the case of such Disqualified Person), and as of the time of issuance of such Excess Share (in the case of such Disqualified Recipient), such Excess Share shall be automatically transferred into a trust (each, a “Trust”) for the exclusive benefit of a Charitable Beneficiary and in respect of which a U.S. Citizen unaffiliated with the Corporation and such Non-U.S. Citizen shall be appointed by the Corporation to serve as the trustee (each, a “Trustee”), and such Non-U.S. Citizen (each, a “Restricted Person”) shall neither acquire nor have any rights or interests in such Excess Share transferred into such Trust. Subject to applicable law and compliance with the foregoing provisions of this Section 6(a), the Excess

Shares of multiple Restricted Persons may, in the sole discretion of the Corporation, be transferred into, and maintained in, a single Trust.

(b) Notwithstanding the provisions of Section 6(a) of this Article V, if the automatic transfer of an Excess Share into a Trust pursuant to Section 6(a) of this Article V, together with any other automatic transfers of Excess Shares into Trusts pursuant to Section 6(a) of this Article V, would not be effective, for any reason whatsoever (whether in the determination of the Corporation or otherwise), to prevent the number of shares of the class or series of capital stock of the Corporation of which such Excess Share is a part that are beneficially owned by Non-U.S. Citizens from exceeding the Permitted Percentage for such class or series, then, in lieu of such automatic transfer into such Trust, such Excess Share shall be subject to redemption by the Corporation pursuant to Section 8 of this Article V.

7. Excess Shares Transferred into Trusts.

(a) Status of Excess Shares Held by a Trustee. All Excess Shares of any class or series of capital stock of the Corporation held by a Trustee shall retain their status as issued and outstanding shares of the Corporation.

(b) Voting and Dividend Rights.

(i) The Trustee of a Trust shall have all voting rights and rights to dividends and any other distributions (upon liquidation or otherwise) with respect to all Excess Shares held in such Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary of such Trust.

(ii) If any dividend or other distribution (upon liquidation or otherwise) with respect to any Excess Share held in a Trust has been received by a Restricted Person with respect to such Excess Share and the automatic transfer of such Excess Share into such Trust occurred on or before the record date for such dividend or distribution, such dividend or distribution shall be paid by such Restricted Person to the Trustee of such Trust upon the demand of such Trustee. If (A) any dividend or other distribution (upon liquidation or otherwise) is authorized with respect to any Excess Share held in a Trust, (B) the automatic transfer of such Excess Share into such Trust occurred on or before the record date for such dividend or distribution, and (C) such transfer has been discovered prior to the payment of such dividend or distribution, then such dividend or distribution shall be paid, when due, to the Trustee of such Trust. Any dividend or distribution so paid to the Trustee of such Trust shall be held in trust for distribution to the Charitable Beneficiary of such Trust in accordance with the provisions of this Section 7.

(iii) A Restricted Person with respect to any Excess Share of any class or series of capital stock of the Corporation transferred into a Trust shall (A) neither be entitled to, nor possess, any rights to vote, or any other rights attributable to, such Excess Share, (B) not benefit economically from the ownership or holding of such Excess Share, and (C) have no rights to any dividends or any other distributions (upon liquidation or otherwise) with respect to such Excess Share.

(iv) Subject to applicable law, effective as of the date that any Excess Share shall have been transferred into a Trust, the Trustee of such Trust shall have the authority, at its sole discretion, (A) to rescind as void any vote cast by any Restricted Person with respect to such Excess Share, as well as any proxy given by any Restricted Person with respect to the vote of such Excess Share, in either case if the automatic transfer of such Excess Share into such Trust occurred on or before the record date for such vote, and (B) to recast such vote, as well as resubmit a proxy in respect of the vote of such Excess Share, in accordance with its own determination, acting for the benefit of the Charitable Beneficiary of such Trust; provided, however, that if the Corporation has already taken any corporate action in respect of which such vote was cast, or such proxy was given, by such Restricted Person, or if applicable law shall not permit the rescission of such vote or proxy or such vote to be recast, then the Trustee shall not have the authority to rescind such vote or proxy or to recast such vote.

(v) Notwithstanding any of the provisions of this Article V, the Corporation shall be entitled to rely, without limitation, on the stock transfer and other stockholder records of the Corporation (and its transfer agent) for the purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes of stockholders.

(c) Sale of Excess Shares by Trustee.

(i) The Trustee of a Trust, within 20 days of its receipt of written notice from the Corporation (or its transfer agent) that Excess Shares of any class or series of capital stock of the Corporation have been transferred into such Trust, shall sell such Excess Shares to a U.S. Citizen (including, without limitation, the Corporation) designated by the Trustee. Upon any such sale of Excess Shares, the Trustee shall distribute the proceeds of such sale of such Excess Shares (net of broker’s commissions and other selling expenses, applicable taxes, and other costs and expenses of the Trust) to such Charitable Beneficiary, and to the one or more Restricted Persons with respect to such Excess Shares, as provided in the applicable provisions of Sections 7(c), (d) and (e) of this Article V.

(ii) In the event that (x) the Restricted Person with respect to an Excess Share sold by the Trustee of a Trust pursuant to Section 7(c)(i) of this Article V was a Proposed Transferee at the time of the transfer of such Excess Share into the Trust, and (y) such sale by the Trustee is made to a Person other than the Corporation, such Restricted Person shall receive an amount (net of broker’s commissions and other selling expenses, applicable taxes, and other costs and expenses of the Trust), subject to further downward adjustment pursuant to Section 7(e) of this Article V, equal to the lesser of (A) the price paid by such Restricted Person for such Excess Share or, if such Restricted Person did not give value for the Excess Share in connection with the Proposed Transfer of such Excess Share to such Restricted Person (e.g., in the case of a gift, devise or other similar transaction), the Market Price of such Excess Share on the day of such Proposed Transfer (the applicable price, the “Proposed Transfer Price”) and (B) the price received by the Trustee from the sale by the Trustee of such Excess Share.

(iii) In the event that (x) the Restricted Person with respect to an Excess Share sold by the Trustee of a Trust pursuant to Section 7(c)(i) of this Article V was a

Disqualified Person at the time of the transfer of such Excess Share into the Trust and (y) such sale by the Trustee is made to a Person other than the Corporation, such Restricted Person shall receive an amount (net of broker’s commissions and other selling expenses, applicable taxes, and other costs and expenses of the Trust), subject to further downward adjustment pursuant to Section 7(e) of this Article V, equal to the lesser of (A) the Market Price of such Excess Share on the date of the Status Change of such Restricted Person that resulted in the transfer of such Excess Share into the Trust (the “Status Change Price”) and (B) the price received by the Trustee from the sale by the Trustee of such Excess Share.

(iv) In the event that (x) the Restricted Person with respect to an Excess Share sold by the Trustee of a Trust pursuant to Section 7(c)(i) of this Article V was a Disqualified Recipient at the time of the transfer of such Excess Share into the Trust and (y) such sale by the Trustee is made to a Person other than the Corporation, such Restricted Person shall receive an amount (net of broker’s commissions and other selling expenses, applicable taxes, and other costs and expenses of the Trust), subject to further downward adjustment pursuant to Section 7(e) of this Article V, equal to the lesser of (A) the price paid by such Restricted Person for such Excess Share or, if such Restricted Person did not give value for the Excess Share in connection with the original issuance of such Excess Share to such Restricted Person, the Market Price of such Excess Share on the day of such original issuance (the applicable price, the “Deemed Original Issuance Price”) and (B) the price received by the Trustee from the sale by the Trustee of such Excess Share.

(v) In the event that, prior to the discovery by the Corporation (or its transfer agent) that any Excess Share has been automatically transferred into a Trust pursuant to Section 6(a) of this Article V, such Excess Share is sold by the Restricted Person with respect to such Excess Share, then (A) such Excess Share shall be deemed to have been sold by such Restricted Person on behalf of the Trust and (B) to the extent that such Restricted Person received consideration for the sale of such Excess Share that exceeds the amount that such Restricted Person would have been entitled to receive pursuant to this Section 7(c) if such Excess Share had been sold by the Trustee of such Trust on the date of the sale of such Excess Share by such Restricted Person, such excess amount shall be paid to the Trustee, upon the demand of the Trustee, for distribution to the Charitable Beneficiary of such Trust.

(d) Corporation’s Right to Purchase Shares Transferred into a Trust. The Trustee of a Trust shall be deemed to have offered each Excess Share that has been transferred into such Trust for sale to the Corporation at a price for such Excess Share equal to the lesser of (A) the Market Price of such Excess Share on the date that the Corporation accepts such offer, and (B) the Proposed Transfer Price, Status Change Price or Deemed Original Issuance Price, as the case may be, of such Excess Share. The Corporation shall have the right to accept such offer until the Trustee has sold (or been deemed to have sold) such Excess Share pursuant to clause (i), (ii), (iii), (iv) or (v) of Section 7(c) of this Article V. Upon such sale of the Excess Share to the Corporation, the Restricted Person with respect to such Excess Share shall receive the proceeds of such sale (net of broker’s commissions and other selling expenses, applicable taxes, and other costs and expenses of the Trust), subject to further downward adjustment pursuant to Section 7(e) of this Article V.

(e) Additional Payment-Related Provisions.

(i) In the event of the sale of an Excess Share by the applicable Trustee pursuant to Section 7(c) or (d) of this Article V, such Trustee, in its sole discretion, may reduce the amount payable to the Restricted Person with respect to such Excess Share pursuant to such Section by the sum of the amounts of the dividends and distributions described in Section 7(b)(ii) of this Article V received by such Restricted Person with respect to such Excess Share and which such Restricted Person has not paid over to the Trustee.

(ii) In the event of the sale of an Excess Share by the applicable Trustee pursuant to Section 7(c) or (d) of this Article V, such Trustee shall promptly pay to the Charitable Beneficiary of the applicable Trust, an amount equal to (A) the remaining proceeds of such sale, net of (1) broker’s commissions and other selling expenses, applicable taxes, and other costs and expenses of such Trust and (2) the amount paid by the Trustee to the Restricted Person with respect to such Excess Share pursuant to this Section 7, and (B) the amount of any dividends or distributions with respect to such Excess Share held by the Trust, net of taxes and other costs and expenses of such Trust.

(f) Termination of Charitable Beneficiary’s Interest. Upon the sale of an Excess Share by the applicable Trustee pursuant to Section 7(c) or (d) of this Article and the payment of the related amount (if any) to the Charitable Beneficiary of the applicable Trust pursuant to Section 7(e)(ii) of this Article V, such Charitable Beneficiary’s interest in such Excess Share shall terminate.

8. Redemption.

(a) If the automatic transfer of an Excess Share into a Trust pursuant to Section 6(a) of this Article V, together with any other automatic transfers of Excess Shares into Trusts pursuant to Section 6(a) of this Article V, would not be effective, for any reason whatsoever (whether in the determination of the Corporation or otherwise), to prevent the beneficial ownership by Non-U.S. Citizens of shares of the class or series of capital stock of the Corporation of which such Excess Share is a part from exceeding the Permitted Percentage for such class or series, then, in lieu of such automatic transfer into such Trust, the Corporation, by action of the Board of Directors, in its sole discretion, shall have the power to redeem, unless such redemption is not permitted under the DGCL or other provisions of applicable law, such Excess Share, provided that the Corporation shall not have any obligation under this Section 8 to redeem any one or more Excess Shares.

(b) Until such time as any Excess Shares subject to redemption by the Corporation pursuant to this Section 8 are so redeemed by the Corporation at its option and beginning on the first Excess Share Date for the classes or series of the Corporation’s capital stock of which such Excess Shares are a part,

(i) the holders of such Excess Shares subject to redemption shall (so long as such excess exists) not be entitled to any voting rights with respect to such Excess Shares, and

(ii) the Corporation shall (so long as such Excess Shares exist) pay into an escrow account dividends and any other distributions (upon liquidation or otherwise) in respect of such Excess Shares.

Full voting rights shall be restored to any shares of a class or series of capital stock of the Corporation that were previously deemed to be Excess Shares, and any dividends or distributions with respect thereto that have been previously paid into an escrow account shall be due and paid solely to the holders of record of such shares, promptly after such time as, and to the extent that, such shares have ceased to be Excess Shares (including as a result of the sale of such shares to a U.S. Citizen prior to the issuance of a Redemption Notice pursuant to Section 8(c)(iii) of this Article V), provided that such shares have not been already redeemed by the Corporation at its option pursuant to this Section 8.

(c) The terms and conditions of redemptions by the Corporation of Excess Shares of any class or series of the Corporation’s capital stock under this Section 8 shall be as follows:

(i) the per share redemption price (the “Redemption Price”) to be paid for each Excess Share shall be the sum of (A) the Fair Market Value of such Excess Share as of the date of redemption of such Excess Share plus (B) an amount equal to the amount of any dividend or any other distribution (upon liquidation or otherwise) declared in respect of such Excess Share prior to the date on which such Excess Share is called for redemption and which amount has been paid into an escrow account by the Corporation pursuant to Section 8(b) of this Article V;

(ii) the Redemption Price shall be paid in cash (by wire transfer or bank or cashier’s check) or by the issuance of Redemption Notes, as determined by the Board of Directors in its sole discretion;

(iii) written notice of the date on which the Excess Shares shall be redeemed (the “Redemption Date”), together with a letter of transmittal to accompany certificates representing the Excess Shares that are surrendered for redemption (if any), shall be given either by hand delivery or by overnight courier service or by first-class mail, postage prepaid, to each holder of record of the Excess Shares to be redeemed, at such holder’s last known address as the same appears on the stock register of the Corporation (unless such notice is waived in writing by any such holders) (the “Redemption Notice”);

(iv) the Redemption Date (for purposes of determining right, title and interest in and to the Excess Shares to be redeemed) shall be the later of (A) the date specified in the Redemption Notice sent to the record holders of the Excess Shares (which shall not be earlier than the date of such notice), and (B) the date on which the Corporation shall have irrevocably deposited or set aside a sum sufficient to pay the Redemption Price to such record holders or the date on which the Corporation shall have paid the Redemption Price (including, without limitation, the delivery of any applicable Redemption Notes) to such record holders;

(v) each Redemption Notice to each holder of record of the Excess Shares to be redeemed shall specify (A) the Redemption Date (as determined pursuant to Section 8(c)(iv) of this Article V)), (B) the number and the class or series of shares of capital stock to be redeemed from such holder as Excess Shares (and, to the extent such Excess Shares are certificated, the certificate number(s) representing such Excess Shares), (C) the Redemption Price and the manner of payment thereof, (D) the place where certificates for such Excess Shares (if such Excess Shares are certificated) are to be surrendered for cancellation against the simultaneous payment of the Redemption Price, (E) any instructions as to the endorsement or assignment for transfer of such certificates (if any) and the completion of the accompanying letter of transmittal, and (F) the fact that all right, title and interest in respect of the Excess Shares to be redeemed (including, without limitation, voting, dividend and distribution rights) shall cease and terminate on the Redemption Date, except for the right to receive the Redemption Price, without interest;

(vi) if a Redemption Notice has been duly sent to the record holders of the Excess Shares to be redeemed and the Corporation has irrevocably deposited or set aside cash consideration sufficient to pay the Redemption Price to such record holders of such Excess Shares, then dividends shall cease to accrue on all such Excess Shares to be redeemed, all such Excess Shares shall no longer be deemed outstanding and all right, title and interest in respect of such Excess Shares shall forthwith cease and terminate, except only the right of the record holders thereof to receive the Redemption Price, without interest;

(vii) without limiting clause (vi) above, on and after the Redemption Date, all right, title and interest in respect of the Excess Shares to be redeemed by the Corporation (including, without limitation, voting and dividend and distribution rights) shall forthwith cease and terminate, such Excess Shares shall no longer be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter properly brought before the stockholders for a vote thereon (and, except as otherwise provided in the applicable Directors’ Resolution (if any) or Section 2(c) of Article IV, may be either retired or held by the Corporation as treasury stock), and the holders of record of such Excess Shares shall thereafter be entitled only to receive the Redemption Price, without interest; and

(viii) upon surrender of the certificates (if any) for any Excess Shares so redeemed in accordance with the requirements of the Redemption Notice and the accompanying letter of transmittal (and otherwise in proper from for transfer as specified in the Redemption Notice) the holder of record of such Excess Shares shall be entitled to payment of the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate (or certificates), to the extent such shares were certificated, shall be issued representing the shares not redeemed, without cost to the holder of record.

9. Citizenship Determinations. The Corporation shall have the power to determine, in the exercise of its reasonable judgment, the citizenship of the beneficial owners of any class or series of the Corporation’s capital stock for the purposes of this Article V. In determining the citizenship of the beneficial owners or their transferees or, in the case of original issuance, any recipient (and, if such transferees or recipients are acting as fiduciaries or nominees for any beneficial owners, with respect to such beneficial owners) of any class or series of the Corporation’s capital stock, the Corporation may rely on the stock transfer records of the Corporation and the citizenship certifications required under Section 4(b) of this Article V and the written statements and affidavits required under Section 10 of this Article V given by the beneficial owners or their transferees, or, in the case of original issuance, any recipients (or any beneficial owners for whom such transferees or recipients are acting as fiduciaries or nominees) (in each case whether such certifications, written statements or affidavits have been given on their own behalf or on behalf of others) to prove the citizenship of such beneficial owners, transferees or recipients (or any beneficial owners for whom such transferees or recipients are acting as fiduciaries or nominees). The determination of the citizenship of such beneficial owners, transferees and recipients (and any beneficial owners for whom such transferees or recipients are acting as fiduciaries or nominees) may also be subject to proof in such other manner as the Corporation may deem reasonable pursuant to Section 10(b) of this Article V. The determination of the Corporation at any time as to the citizenship of such beneficial owners, transferees and recipients (and any beneficial owners for whom such transferees or recipients are acting as fiduciaries or nominees) in accordance with the provisions of Article V shall be conclusive.

10. Requirement to Provide Citizenship Information.

(a) In furtherance of the policy set forth in Section 2 of this Article V, and without limiting any other provision of this Article V, the Corporation may require the beneficial owners of shares of any class or series of the Corporation’s capital stock to confirm their citizenship status from time to time in accordance with the provisions of this Section 10, and, as a condition to acquiring and having beneficial ownership of shares of any class or series of capital stock of the Corporation, every beneficial owner of any such shares must comply with the following provisions:

(i) promptly upon a beneficial owner’s acquisition of beneficial ownership of five (5%) percent or more of the outstanding shares of any class or series of capital stock of the Corporation, and at such other times as the Corporation may determine by written notice to such beneficial owner, such beneficial owner must provide to the Corporation a written statement or an affidavit, as specified by the Corporation, duly signed, stating the name and address of such beneficial owner, the number of shares of each class or series of capital stock of the Corporation beneficially owned by such beneficial owner as of a recent date, the legal structure of such beneficial owner, a statement as to whether such beneficial owner is a U.S. Citizen, and such other information required by 46 C.F.R. part 355;

(ii) promptly upon request by the Corporation, each beneficial owner must provide to the Corporation a written statement or an affidavit, as specified by the Corporation, duly signed, stating the name and address of such beneficial owner, the number of shares of each class or series of capital stock of the Corporation beneficially owned by such beneficial owner as of a recent date, the legal structure of such beneficial owner, a statement as to whether such beneficial owner is a U.S. Citizen, and such other information required by 46 C.F.R. part 355;

(iii) promptly upon request by the Corporation, any beneficial owner must provide to the Corporation a written statement or an affidavit, as specified by the Corporation, duly signed, stating the name and address of such beneficial owner, together with reasonable documentation of the date and time of such beneficial owner’s acquisition of beneficial ownership of the shares of any class or series of capital stock of the Corporation specified by the Corporation in its request;

(iv) every beneficial owner must provide, or authorize such beneficial owner’s broker, dealer, custodian, depositary, nominee or similar agent with respect to the shares of each class or series of the Corporation’s capital stock beneficially owned by such beneficial owner to provide, to the Corporation such beneficial owner’s address; and

(v) every beneficial owner must provide to the Corporation, at any time such beneficial owner ceases to be a U.S. Citizen, as promptly as practicable but in no event less than two business days after the date such beneficial owner ceases to be a U.S. Citizen, a written statement, duly signed, stating the name and address of beneficial owner, the number of shares of each class or series of capital stock of the Corporation beneficially owned by such beneficial owner as of a recent date, the legal structure of such beneficial owner, and a statement as to such change in status of such beneficial owner to a Non-U.S. Citizen.

(b) The Corporation may at any time require reasonable proof, in addition to the citizenship certifications required under Section 4(b) of this Article V and the written statements and affidavits required under Section 10(a) of this Article V, of the citizenship of the beneficial owner or the proposed transferee or, in the case of original issuance, the recipient (and, if such transferee or recipient is acting as a fiduciary or nominee for a beneficial owner, with respect to such beneficial owner) of shares of any class or series of the Corporation’s capital stock.

(c) In the event that (i) the Corporation requests in writing (in which express reference is made to this Section 10 of this Article V) from a beneficial owner of shares of any class or series of the Corporation’s capital stock a citizenship certification required under Section 4(b) of this Article V, a written statement, an affidavit and/or reasonable documentation required under Section 10(a) of this Article V, and/or additional proof of citizenship required under Section 10(b) of this Article V, and (ii) such beneficial owner fails to provide the Corporation with the requested documentation by the date set forth in such written request, then (x) the voting rights of such beneficial owner’s shares of the Corporation’s capital stock shall be suspended, and (y) any dividends or other distributions (upon liquidation or otherwise) with respect to such shares shall be paid into an escrow account, until such requested documentation is submitted in form and substance reasonably satisfactory to the Corporation, subject to the other provisions of this Article V; provided, however, that the Corporation, acting through its Board of Directors, shall have the power, in its sole discretion, to extend the date by which such requested documentation must be provided and/or to waive the application of sub-clauses (x) and/or (y) of this clause (ii) to any of the shares of such beneficial owner in any particular instance.

(d) In the event that (i) the Corporation requests in writing (in which express reference is made to this Section 10 of this Article V) from a beneficial owner of, or the proposed transferee of, or, in the case of original issuance, the recipient (and, if such transferee or recipient is acting as a fiduciary or nominee for a beneficial owner, with respect to such beneficial owner) of, shares of any class or series of the Corporation’s capital stock a citizenship certification required under Section 4(b) of this Article V, a written statement, an affidavit and/or reasonable documentation required under Section 10(a) of this Article V, and/or additional proof of citizenship required under Section 10(b) of this Article V, and (ii) such Person fails to submit the requested documentation in form and substance reasonably satisfactory to the Corporation, subject to the other provisions of this Article V, by the date set forth in such written request, the Corporation, acting through its Board of Directors, shall have the power, in its sole discretion, to refuse to accept any application to transfer ownership of such shares (if any) or to register such shares on the stock transfer records of the Corporation, until such requested documentation is so submitted.

11. Severability. Each provision of this Article V is intended to be severable from every other provision. If any one or more of the provisions contained in this Article V is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article V shall not be affected, and this Article V shall be construed as if the provisions held to be invalid, illegal or unenforceable had never been contained herein.

12. NYSE Transactions. Nothing in this Article V shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other National Securities Exchange or automated inter-dealer quotation system for so long as any class or series of the capital stock of the Corporation is listed on the New York Stock Exchange. The fact that the settlement of any transaction occurs shall not negate the effect of any provision of this Article V and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article V.

ARTICLE VI

BOARD OF DIRECTORS

1. Size of the Board. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, consisting of not less than three or more than eleven directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors, except as provided for in Section 5(b) of this Article VI.

2. Composition of the Board. Upon the effectiveness of the Corporation’s Registration Statement on Form S-1 (Reg. No. 333-123073) filed with the Securities and Exchange Commission on March 2, 2005, as amended from time to time (the “Registration Statement”), the directors of the Corporation shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be originally elected for a term expiring at the first annual meeting of the stockholders held following the date (the “Effective Date”) of the effectiveness of the Registration Statement, Class II directors shall be originally elected for a term expiring at the second annual meeting of stockholders held following the Effective Date, and Class III directors shall be originally elected for a term expiring at the third annual meeting of stockholders held following the Effective Date. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting of stockholders for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. There shall be no cumulative voting in the election of directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

3. Vacancies on the Board of Directors.

(a) The election of any new director to fill any newly created directorship on the Board of Directors that results from an increase in the number of directors (or any vacancy occurring on the Board of Directors) shall be made only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, except that, for so long as John K. Castle, Castle Harlan Partners IV, L.P. and their respective affiliates (collectively, the “Castle Harlan Affiliates”) are the beneficial owners (as defined herein), in the aggregate, of at least 25% in voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of directors, then only the stockholders entitled to vote generally in the election of directors shall be entitled to elect a new director to fill such newly created directorship or vacancy at the annual meeting of stockholders or a special meeting of stockholders called for the election of a person to fill such directorship.

(b) Except for the election of a new director by the stockholders as provided in Section 3(a) of this Article VI (which shall require only a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting of stockholders and entitled to vote on the election of directors), if any applicable provision of the DGCL expressly confers power on stockholders to elect a new director to fill any newly created directorship on the Board of Directors that results from an increase in the number of directors (or any vacancy occurring on the Board of Directors) at a special meeting of stockholders, then, except as otherwise required by applicable law, such a newly created directorship or vacancy may be filled at such meeting only by the affirmative vote of at least 66 2/3% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors voting as a single class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. For purposes of this Article VI, the “beneficial owner” of shares of stock of the Corporation shall be determined pursuant to Rule

13d-3 promulgated under the Securities Exchange Act of 1934, in each case as amended or supplemented from time to time.

4. Removal of Directors. Any director or all of the directors (other than the directors elected by the holders of any one or more series of Preferred Stock of the Corporation, voting separately as a class or classes, as the case may be) may be removed at any time only for cause and only by the affirmative vote of at least 66 2/3% of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, for so long as the Castle Harlan Affiliates are the beneficial owners, in the aggregate, of at least 25% in voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of directors, then such director or all of the directors may be removed at any time, whether with or without cause, by the affirmative vote of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

5. Voting Rights of Preferred Stock.

(a) Notwithstanding any other provision of this Article VI to the contrary, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.

(b) Notwithstanding anything to the contrary in Section 1 of this Article VI, during any period when the holders of any series of Preferred Stock have the right to elect additional directors, then upon commencement of the right to elect such directors and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors provided for in the terms of such Preferred Stock, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to such terms, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the applicable Directors’ Resolution, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Preferred Stock, the terms of office of all such additional directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

ARTICLE VII

LIMITATION OF LIABILITY; INDEMNIFICATION

1. Limitation of Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or such limitation thereof is not permitted under the DGCL (including, without limitation, Section 102(b)(7) thereof).

2. Indemnification.1

(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person (i) is or was a director, officer or employee of the Corporation, or (ii) serves or served as a director, officer, or employee of any other enterprise (as defined herein) either (x) at the request of the Corporation or (y) that is or was a direct or indirect subsidiary (whether wholly owned or otherwise) of the Corporation at the time of such person’s service as a director, officer or employee of such other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL and not otherwise prohibited by applicable law; provided, however, that except for proceedings by any such person to enforce rights to indemnification, the Corporation shall not be obligated to indemnify such person (or the heirs, executors or administrators of such person) in connection with any action, suit or proceeding (or part thereof) initiated by such person (or the heirs, executors or administrators of such person) unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors. For purposes of this Article VII, the term “other enterprise” shall include any corporation, partnership, limited liability company, joint venture, trust or other enterprise. The right to indemnification conferred in this Section 2(a) shall be a contract right.

(b) The Corporation, to the fullest extent permitted by the DGCL and not otherwise prohibited by applicable law, may advance to any person who is or was a director, officer or employee of the Corporation (and the heirs, executors or administrators of such person) any and all expenses (including, without limitation, attorneys fees and disbursements and court costs) reasonably incurred by such person in respect of defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party to, by reason of the fact that such person (i) is or was a director, officer or employee of the Corporation, or (ii) serves or served as a director, officer, or employee of any other enterprise (as defined herein) either (x) at the request of the Corporation or (y) that is or was a direct or indirect subsidiary (whether wholly owned or otherwise) of the Corporation at the time of such person’s service as a director, officer or employee of such other enterprise; provided, however, that, to the extent the DGCL requires, the payment of such expenses in advance of the final disposition of the action, suit or proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expense under this Article VII or otherwise. The

[1]	The indemnification agreements will establish the right to the advancement of expenses.

Corporation by provisions in its Bylaws or by agreement may accord any such person the right to, or regulate the manner of providing to any such person, such advancement of expenses to the fullest extent permitted by the DGCL.

(c) The Corporation may, by action of its Board of Directors, provide indemnification and advancement of expenses to such of the agents of the Corporation and such other persons serving, at the request of the Corporation, as agents of any other enterprise to such extent as is permitted by the DGCL and the Board of Directors shall determine to be appropriate.

3. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who (i) is or was a director, officer, employee or agent of the Corporation, (ii) serves or served as a director, officer, employee or agent of any other enterprise either (x) at the request of the Corporation or (y) that is or was a direct or indirect subsidiary (whether wholly owned or otherwise) of the Corporation at the time of such person’s service as a director, officer or employee of such other enterprise, or (iii) while a director, officer or employee of the Corporation, serves or served as a Trustee of a Trust at the request of the Corporation.

4. Non-Exclusivity. The rights and authority conferred in this Article VII shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

5. Effect of Repeal or Modification. Any repeal or modification of any provision of this Article VII shall not adversely effect any right or protection of any person referred to in Section 1 or 2 of this Article VII existing by virtue of this Article VII in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII

BYLAWS

In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to adopt, amend and repeal the Bylaws of the Corporation, without the assent or vote of the stockholders, in any manner not inconsistent with the DGCL or this Certificate. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of shares of any class or series of stock of the Corporation required by applicable law or by this Certificate, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

MEETINGS OF THE STOCKHOLDERS

1. Action by Meeting Only.

(a) Pre-Effective Date. Prior to the Effective Date, except as expressly provided in Section 1(c) of this Article IX or as may be expressly provided in any Directors’ Resolution with respect to any series of Preferred Stock the issuance of which is provided for in such Directors’ Resolution, any action required by the DGCL to be taken at any annual meeting of the stockholders or any special meeting of the stockholders of the Corporation (or of the holders of shares of any series of Preferred Stock), or any action which may be taken at any such meeting, may be taken without prior notice and without a vote, by a consent in writing, as permitted by the DGCL.

(b) From and After the Effective Date. From and after the Effective Date, except as expressly provided in Section 1(c) of this Article IX or as may be expressly provided in any Directors’ Resolution with respect to any series of Preferred Stock the issuance of which is provided for in such Directors’ Resolution, any action required or permitted to be taken at any annual or special meeting of stockholders (or of the holders of shares of any series of Preferred Stock) may be taken only upon the vote of such stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL, and may not be taken by written consent of such stockholders without a meeting.

(c) Series A Preferred Stock. Any action required by the DGCL to be taken at any annual meeting or special meeting by the holders of Series A Preferred Stock, voting separately as a class or voting together with other series of Preferred Stock as a separate class, or any action which may be taken at any such meeting, may be taken without prior notice and without a vote, by a consent in writing, as permitted by the DGCL.

2. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders shall be given in the manner provided in the Bylaws of the Corporation.

3. Power and Authority to Call Meetings. Except as otherwise required by applicable law and subject to the rights of the holders of any series of Preferred Stock to call meetings or otherwise, special meetings of the stockholders for any purpose or purposes may be called at any time by (i) the Chairperson of the Board, if any, or (ii) the Secretary of the Corporation at the request in writing of (a) the Board of Directors or (b) a committee of the Board of Directors whose power and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, includes the power to call such meetings, but such special meetings may not be called by any other Person or Persons.

ARTICLE X

AMENDMENTS OF THIS

CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend this Certificate in any manner permitted by the DGCL and all rights and powers conferred herein upon stockholders, directors and officers of the Corporation are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VI, VII, VIII, and IX and this Article X, may not be repealed, amended or supplemented in any respect, and no other provision may be adopted, repealed, amended or supplemented which would have the effect of modifying or permitting the circumvention of the provisions set forth in Articles VI, VII, VIII, and IX and this Article X, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3 % of the total voting power of all outstanding shares of stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

* * *